Filed Pursuant to Rule 424(b)(5)

Registration No. 333-221380

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee(2)
Common Stock, par value $0.001 per share	2,587,500	$665.00	$1,720,687,500	$223,345.24

(1)	Includes shares of common stock that the underwriters have the option to purchase.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Represents deferred payment of the registration fees in connection with registrant’s Registration Statement on Form S-3 (File No. 333-221380) being paid herewith.

Prospectus Supplement

(To Prospectus Dated November 7, 2017)

2,250,000 Shares

Common Stock

We are offering 2,250,000 shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.” On May 11, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $678.00 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page  S-10 of this prospectus supplement, as well as the risks described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total(1)
Public offering price	$665.00000	$1,496,250,000
Underwriting discounts and commissions	$14.13125	$31,795,313
Proceeds, before expenses, to us	$650.86875	$1,464,454,688

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares as described below.

We have granted the underwriters an option to purchase up to 337,500 additional shares of our common stock from us at the public offering price, less the underwriting discounts and commissions, and less an amount per share equal to any per share dividends that are paid or payable by us on the 2,250,000 shares offered hereby (the “firm shares”) but that are not payable on the additional shares. The underwriters may exercise this option within a 30-day period beginning on, and including, the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about May 14, 2020.

Joint Book-Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC	BofA Securities	Citigroup	J.P. Morgan

Bookrunners

MUFG	SMBC	TD Securities	HSBC	ING	Mizuho Securities

RBC Capital Markets	Barclays	BNP PARIBAS	Scotiabank	Wells Fargo Securities

Co-Managers

BTIG	Deutsche Bank Securities	Evercore ISI	PNC Capital Markets LLC

May 11, 2020

About the Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, the information contained in this prospectus supplement shall control.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed with the SEC later.

We and the underwriters have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer or sale of any shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date appearing on the front cover of this prospectus supplement or the date of the accompanying prospectus or the applicable incorporated document, regardless of the time of delivery of such document. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the information contained in or incorporated by reference into the accompanying prospectus in making your investment decision.

We are not, and the underwriters are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the common stock under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

We reserve the right to withdraw this offering of our common stock at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of common stock offered hereby.

References to “Equinix,” the “Company,” “we,” “our” and “us” and similar terms mean Equinix, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about whether and when we will enter into a definitive agreement with respect to the Potential Acquisition (as defined below), and on what terms; whether the Potential Acquisition will be completed; the anticipated benefits of the Joint Venture with GIC (each as defined below); the use of proceeds from this offering; and similar statements that are not historical facts.

Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus supplement and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based on information available to us as of the date of such statements and we assume no obligation to update any such forward-looking statements.

Prospectus Summary

This summary highlights information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, we encourage you to read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectuses, the sections titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock.

Overview

We connect enterprises and service providers directly to their customers and partners across the world’s most interconnected data center and interconnection platform in 55 strategic markets across the Americas, Asia-Pacific, and Europe, the Middle East and Africa (“EMEA”).

Platform Equinix® combines a global footprint of state-of-the-art International Business Exchange™ (“IBX®”) data centers, interconnection solutions, edge services, unique business and digital ecosystems, and expert consulting and support. Together these components accelerate business growth and opportunity for our customers by securing their infrastructure and applications closer to their people, clouds, locations and data. This enables customers to improve performance with cost-effective and scalable interconnections, work with vendors to deploy new technologies such as cloud computing, and collaborate with the widest variety of partners and customers to achieve their ambitions.

We operate as a real estate investment trust for federal income tax purposes (“REIT”).

Recent Developments

Credit Agreement

On April 15, 2020, we entered into a credit agreement which provides for senior unsecured 364-day term loan facilities in an aggregate principal amount of $750.0 million, comprised of $500.0 million that was available to be borrowed on the closing date (the “Closing Date Facility”) and $250.0 million available to be borrowed on or prior to July 14, 2020 (the “Delayed Draw Facility”), subject to the satisfaction of customary conditions to borrowing. On April 15, 2020, we borrowed $391.0 million, as well as €100.0 million or $109.8 million at the exchange rate in effect on that date, under the Closing Date Facility. Borrowings under the term loan facilities must be repaid in full on or prior to April 14, 2021. For additional information, see Item 8.01 of our Current Report Form 8-K filed with the SEC on April 15, 2020, which is incorporated by reference in this prospectus supplement.

Joint Venture with GIC

On April 18, 2020, we entered into an agreement to form a second joint venture with Singapore’s sovereign wealth fund (“GIC”), to develop and operate xScaleTM data centers in Asia-Pacific (the “Joint Venture”). The three initial facilities in the Joint Venture – one in Osaka and two in Tokyo – will serve the unique core workload deployment needs of a targeted group of hyperscale companies. Pursuant to the terms of the Joint Venture, the sites will be acquired and held by a wholly owned subsidiary of APAC 1 Hyperscale LP, a limited partnership formed and registered under the laws of Singapore, of which Equinix will own a 20% interest and GIC will own an 80% interest. The Joint Venture is expected to fund in excess of $1.0 billion of investments in data centers over its life. The closing of the Joint Venture is subject to conditions, including (i) certain financing conditions, including the fulfillment by each of Equinix and GIC of their funding obligations and obtaining certain external financing arrangements; (ii) completion of pre-closing reorganization; and (iii) obtaining required regulatory approvals. For additional information, see Item 8.01 of our Current Report Form 8-K filed with the SEC on April 21, 2020, which is incorporated by reference in this prospectus supplement.

Repayment of Amounts Outstanding Under Revolving Credit Facility

In March 2020, we borrowed a total of $250.0 million under our senior unsecured revolving credit facility, which was outstanding as of March 31, 2020. On May 6, 2020, we repaid $250.0 million that was outstanding under this facility.

Potential Acquisition

We continue to evaluate potential acquisitions to expand our global platform and support our multi-metro and multi-region customers. We are currently in advanced discussions with a seller to acquire selected data center sites and their operations (the “Potential Acquisition”). If we complete the Potential Acquisition, we intend to use a portion of the net proceeds from this offering to fund the cost of the Potential Acquisition. However, we can provide no assurance that we will enter into a definitive agreement with respect to the Potential Acquisition, or, if we do enter into a definitive agreement with respect to the Potential Acquisition, that the Potential Acquisition will be consummated in a timely manner, or at all. The completion of this offering is not contingent upon the completion of the Potential Acquisition.

Company Information

Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the section titled “Description of Capital Stock” in the accompanying prospectus.

Issuer	Equinix, Inc., a Delaware corporation.

Common stock offered by us	2,250,000 shares

Option to purchase additional shares of common stock from us	337,500 shares

Common stock to be outstanding after this offering	88,177,060 shares (88,514,560 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $1,463.9 million, or approximately $1,683.5 million if the underwriters exercise their option to purchase additional shares of common stock from us in full, after deducting the underwriting discounts and estimated offering expenses payable by us.

If we complete the Potential Acquisition, we intend to use a portion of the net proceeds of this offering to fund the cost of the Potential Acquisition, and the remainder for general corporate purposes, which could include repayment of indebtedness, capital expenditures and working capital. The completion of this offering is not contingent upon the completion of the Potential Acquisition. If the Potential Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes. See “Use of Proceeds” on page S-11.

Risk Factors	Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our most recent Quarterly Report on Form 10-Q and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

REIT status and transfer restrictions	In connection with maintaining our qualification for taxation as a REIT, our amended and restated certificate of incorporation (our “certificate of incorporation”) includes various restrictions on the ownership and transfer of our stock, including among others, a restriction that, subject to certain exceptions, prohibits any person from owning more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding shares of common stock or 9.8% in value of our outstanding shares of capital stock.

Nasdaq Global Select Market symbol	“EQIX”

The number of shares of our common stock to be outstanding after this offering is based on 85,927,060 shares of our common stock outstanding as of March 31, 2020. Unless the context requires otherwise, the number of shares of our common stock to be outstanding after this offering excludes:

•	1,571,758 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2020;

•

1,438,455 shares reserved for future issuance under our 2000 Equity Incentive Plan, 2000 Director Option Plan, and 2001 Supplemental Stock Plan, 2,890,316 shares reserved for future issuance under our 2004 Employee Stock Purchase Plan and 4,000,000 shares that we expect to reserve for future issuance under our 2020 Equity Incentive Plan (the “2020 EIP”), subject to stockholder approval of the 2020 EIP at our Annual Meeting of Stockholders to be held on June 18, 2020;

•

shares of our common stock that we may sell from time to time under an “at-the-market” program facility with Barclays Capital Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC; and

•	337,500 shares issuable upon the exercise of the underwriters’ option to purchase additional shares in this offering.

Summary Consolidated Financial Data

The following tables summarize our consolidated financial data for the periods presented. You should read this summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The consolidated statement of operations data and consolidated statement of cash flow data for the years ended December 31, 2017, 2018 and 2019 were derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The condensed consolidated statement of operations data and condensed consolidated statement of cash flow data for the three months ended March 31, 2019 and 2020 and the condensed consolidated balance sheet data as of March 31, 2020 were derived from our unaudited interim condensed consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

Effective January 1, 2018, we adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, using the modified retrospective approach. The information contained in the tables below for the reporting periods beginning after December 31, 2017 has been presented under Topic 606, while the comparative information has not been restated and continues to be reported under accounting standards in effect for that period. See Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Effective January 1, 2019, we adopted ASU 2016-02, Leases and issued subsequent amendments to the initial guidance (“Topic 842”), using the alternative transition method. The information contained in the tables below for the reporting periods beginning after December 31, 2018 are presented under Topic 842, while the comparative information has not been restated and continues to be reported under accounting standards in effect for those periods. See Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Years Ended December 31,			Three Months Ended March 31,
	2017	2018	2019	2019	2020
	(In thousands)
Consolidated Statement of Operations Data:
Revenues	$4,368,428	$5,071,654	$5,562,140	$1,363,218	$1,444,542

Costs and operating expenses:
Cost of revenues	2,193,149	2,605,475	2,810,184	682,030	736,282
Sales and marketing	581,724	633,702	651,046	169,715	180,450
General and administrative	745,906	826,694	935,018	215,046	261,597
Transaction costs	38,635	34,413	24,781	2,471	11,530
Impairment charges	—	—	15,790	14,448	—
(Gain) loss on asset sales	—	(6,013)	(44,310)	—	1,199

Total costs and operating expenses	3,559,414	4,094,271	4,392,509	1,083,710	1,191,058

	Years Ended December 31,			Three Months Ended March 31,
	2017	2018	2019	2019	2020
	(In thousands)
Income from operations	$809,014	$977,383	$1,169,631	$279,508	$253,484
Interest income	13,075	14,482	27,697	4,202	4,273
Interest expense	(478,698)	(521,494)	(479,684)	(122,846)	(107,338)
Other income (expense)	9,213	14,044	27,778	(166)	5,170
Loss on debt extinguishment	(65,772)	(51,377)	(52,825)	(382)	(6,441)

Income before income taxes	286,832	433,038	692,597	160,316	149,148
Income tax expense	(53,850)	(67,679)	(185,352)	(42,569)	(30,191)

Net income	232,982	365,359	507,245	117,747	118,957

Net (income) loss attributable to non-controlling interests	—	—	205	331	(165)

Net income attributable to Equinix	$232,982	$365,359	$507,450	$118,078	$118,792

Consolidated Statement of Cash Flow Data:
Net cash provided by operating activities	$1,439,233	$1,815,426	$1,992,728	$421,141	$516,830
Net cash used in investing activities	(5,400,826)	(3,075,528)	(1,944,567)	(378,467)	(954,541)
Net cash provided by (used in) financing activities	4,607,860	470,912	1,202,082	986,932	(237,104)

Other Financial Data (non-GAAP)(1):
Adjusted EBITDA	$2,052,041	$2,413,240	$2,687,727	$660,155	$684,210

As of March 31, 2020
(In thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments(2)	$1,197,172
Accounts receivable, net	687,153
Property, plant and equipment, net	12,177,044
Total assets	23,590,698
Current portion of operating lease liabilities	140,596
Current portion of finance lease liabilities	89,262
Current portion of mortgage and loans payable	74,473
Current portion of senior notes	300,401
Operating lease liabilities, less current portion	1,261,964
Finance lease liabilities, less current portion	1,489,945
Mortgage and loans payable, less current portion	1,469,195
Senior notes, less current portion	8,253,745
Total debt(2)	11,677,021
Total liabilities	14,921,404
Total stockholders’ equity	8,669,294

(1)

Adjusted EBITDA is a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement.

(2)

Total debt includes debt (net of issuance costs, unamortized premiums and discounts) and finance lease liabilities. The balances for cash, cash equivalents and short-term investments and for total debt do not reflect (i) $500.8 million of borrowings under the Closing Date Facility on April 15, 2020 or (ii) $250.0 million of repayment under our revolving credit facility on May 6, 2020.

We have presented Adjusted EBITDA, which is a non-GAAP financial measure, to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. We believe that the inclusion of Adjusted EBITDA provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and ability to perform in subsequent periods.

We define Adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs, and gain or loss on asset sales. The following table presents a reconciliation of income from operations, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Years Ended December 31,			Three Months Ended March 31,
	2017	2018	2019	2019	2020
	(In thousands)
Income from operations	$809,014	$977,383	$1,169,631	$279,508	$253,484
Depreciation, amortization, and accretion expense	1,028,892	1,226,741	1,285,296	314,705	337,431
Stock-based compensation expense	175,500	180,716	236,539	49,023	80,566
Transaction costs	38,635	34,413	24,781	2,471	11,530
Impairment charges	—	—	15,790	14,448	—
(Gain) loss on asset sales	—	(6,013)	(44,310)	—	1,199

Adjusted EBITDA	$2,052,041	$2,413,240	$2,687,727	$660,155	$684,210

Investors should note that Adjusted EBITDA used by us may not be calculated in the same manner as similarly titled financial measures of other companies. Investors should therefore exercise caution when comparing Adjusted EBITDA used by us to similarly titled financial measures of other companies.

Risk Factors

An investment in our common stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the common stock could decline and our ability to pay dividends may be negatively affected due to any of these risks or other factors, and you may lose all or part of your investment.

Additional Risks Related to Our Common Stock

We may use the net proceeds of this offering in ways with which you may not agree and in ways that may not generate profitable or advantageous returns.

If we complete the Potential Acquisition, we intend to use a portion of the net proceeds of this offering to fund the cost of the Potential Acquisition, and the remainder for general corporate purposes, which could include repayment of indebtedness, capital expenditures and working capital. The completion of this offering is not contingent upon the completion of the Potential Acquisition. If the Potential Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes. See “Use of Proceeds.” However, we can provide no assurance that we will enter into a definitive agreement with respect to the Potential Acquisition, or, if we do enter into a definitive agreement with respect to the Potential Acquisition, that the Potential Acquisition will be consummated in a timely manner, or at all. For more information about the risks associated with our acquisitions, including the Potential Acquisition, see the risk factor titled “Acquisitions present many risks, and we may not realize the financial or strategic goals that were contemplated at the time of any transaction” in the section “Risk Factors” of our most recent Quarterly Report on Form 10-Q. You may not agree with the ways we decide to use the proceeds of this offering, and our use of the proceeds may not generate profitable or advantageous returns.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1,463.9 million (or approximately $1,683.5 million if the underwriters exercise their option to purchase additional shares of common stock from us in full).

If we complete the Potential Acquisition, we intend to use a portion of the net proceeds of this offering to fund the cost of the Potential Acquisition, and the remainder for general corporate purposes, which could include repayment of indebtedness, capital expenditures and working capital. The completion of this offering is not contingent upon the completion of the Potential Acquisition. If the Potential Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes. Pending their ultimate use, we intend to invest the net proceeds in money market funds or other interest-bearing instruments.

Capitalization

The following table sets forth our cash, cash equivalents and short-term investments, restricted cash, current portion of debt, and our capitalization as of March 31, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock), without giving effect to the application of the net proceeds as described under “Use of Proceeds”.

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2020
	Actual	As Adjusted
	(Dollars in thousands)
Cash, cash equivalents and short-term investments(1)	$1,197,172	$2,661,032

Restricted cash	$15,172	$15,172

Current portion of debt(1):
Finance lease liabilities	$89,262	$89,262
Mortgage and loan payable	74,473	74,473
Senior notes	300,401	300,401

Total current portion of debt	$464,136	$464,136

Long-term debt, net of current portion(1):
Finance lease liabilities	$1,489,945	$1,489,945
Mortgage and loans payable	1,469,195	1,469,195
Senior notes	8,253,745	8,253,745

Total long-term debt	11,212,885	11,212,885

Stockholders’ equity:
Common stock, $0.001 par value per share; 300,000,000 shares authorized, actual and as adjusted; 86,269,033 issued and 85,927,060 outstanding, actual; 88,519,033 shares issued and 88,177,060 shares outstanding, as adjusted	86	88
Additional paid-in capital	12,893,455	14,357,313
Treasury stock	(127,298)	(127,298)
Accumulated dividends	(4,399,527)	(4,399,527)
Accumulated other comprehensive loss	(1,206,669)	(1,206,669)
Retained earnings	1,509,317	1,509,317
Non-controlling interests	(70)	(70)

Total stockholders’ equity	8,669,294	10,133,154

Total capitalization	$19,882,179	$21,346,039

(1)

Debt is presented net of issuance costs and unamortized premiums and discounts. Cash, cash equivalents and short-term investments and debt do not reflect (i) $500.8 million borrowed under the Closing Date Facility on April 15, 2020 or (ii) the repayment of $250.0 million under our revolving credit facility on May 6, 2020.

The number of shares of our common stock to be outstanding after this offering is based on 85,927,060 shares of our common stock outstanding as of March 31, 2020. Unless the context requires otherwise, the number of shares of our common stock to be outstanding after this offering excludes:

•	1,571,758 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2020;

•

1,438,455 shares reserved for future issuance under our 2000 Equity Incentive Plan, 2000 Director Option Plan, and 2001 Supplemental Stock Plan, 2,890,316 shares reserved for future issuance under our 2004 Employee Stock Purchase Plan and 4,000,000 shares that we expect to reserve for future issuance under our 2020 Equity Incentive Plan (the “2020 EIP”), subject to stockholder approval of the 2020 EIP at our Annual Meeting of Stockholders to be held on June 18, 2020;

•	shares of our common stock that we may sell from time to time under our existing “at-the-market” program facility; and

•	337,500 shares issuable upon the exercise of the underwriters’ option to purchase additional shares in this offering.

Dividends

Since January 1, 2018, we declared the following cash dividends on our common stock:

Declaration Date	Payment Date	Record Date	Dividend per Share
February 14, 2018	March 21, 2018	February 26, 2018	$2.28
May 2, 2018	June 20, 2018	May 23, 2018	$2.28
August 8, 2018	September 19, 2018	August 22, 2018	$2.28
November 1, 2018	December 12, 2018	November 14, 2018	$2.28
February 13, 2019	March 20, 2019	February 27, 2019	$2.46
May 1, 2019	June 19, 2019	May 22, 2019	$2.46
July 31, 2019	September 18, 2019	August 21, 2019	$2.46
October 30, 2019	December 11, 2019	November 20, 2019	$2.46
February 12, 2020	March 18, 2020	February 26, 2020	$2.66
May 6, 2020	June 17, 2020	May 20, 2020	$2.66

A REIT generally is required to distribute at least 90% of its REIT taxable income to its stockholders, though generally we expect to distribute all or substantially all of our REIT taxable income. Our board of directors, in its sole discretion, will determine on a quarterly basis the amount of cash to be distributed to our stockholders based on a number of factors including, but not limited to, our results of operations, cash flow and capital requirements, economic conditions, tax considerations, borrowing capacity and other factors, including debt covenant restrictions that may impose limitations on cash payments, future acquisitions and divestitures and any stock repurchase program. Our ability to pay dividends is also limited by the terms of our credit facility and the indentures governing our outstanding senior notes. Consequently, our distribution levels may fluctuate.

Material U.S. Federal Income Tax Considerations

The following supplements and updates the summary of U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 21, 2020 (the “REIT Taxation Current Report”), which is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP has rendered a legal opinion that the discussions in this section and in Exhibit 99.1 to our REIT Taxation Current Report in all material respects are the material U.S. federal income tax considerations relevant to owners of our common stock, and the opinions of counsel referred to here and in that section represent Sullivan & Worcester LLP’s opinions on those subjects.

Specifically, subject to qualifications and assumptions contained in its opinion and in Exhibit 99.1 to our REIT Taxation Current Report, Sullivan & Worcester LLP has given an opinion to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the United States Internal Revenue Code of 1986, as amended (the “Code”), and that our actual method of operation has enabled us, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code, it being understood that our actual qualification for taxation as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the Code.

Subject to the detailed discussion contained in Exhibit 99.1 to our REIT Taxation Current Report, we believe that we have qualified for taxation, and we intend to remain qualified for taxation, as a REIT under the Code. As a REIT, we generally will not be subject to U.S. federal income tax on our net income distributed as dividends to our stockholders. Our distributions to you generally are includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as a return of capital to the extent of your basis in our stock, and, consequently, reduce your basis.

We encourage you to consult your tax advisor regarding the specific U.S. federal, state, local, foreign and other tax consequences to you of the acquisition, ownership and disposition of our common stock.

Underwriting

We are offering the shares described in this prospectus supplement through a number of underwriters. Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of firm shares set forth opposite that underwriter’s name on the table below.

Underwriters	Number of firm shares
Morgan Stanley & Co. LLC	326,250
Goldman Sachs & Co. LLC	326,250
BofA Securities, Inc.	202,500
Citigroup Global Markets Inc.	202,500
J.P. Morgan Securities LLC	202,500
MUFG Securities Americas Inc.	112,500
SMBC Nikko Securities America, Inc.	98,438
TD Securities (USA) LLC	98,437
HSBC Securities (USA) Inc.	84,375
ING Financial Markets LLC	84,375
Mizuho Securities USA LLC	84,375
RBC Capital Markets, LLC	84,375
Barclays Capital Inc.	61,875
BNP Paribas Securities Corp.	61,875
Scotia Capital (USA) Inc.	61,875
Wells Fargo Securities, LLC	45,000
BTIG, LLC	28,125
Deutsche Bank Securities Inc.	28,125
Evercore Group L.L.C.	28,125
PNC Capital Markets LLC	28,125

Total	2,250,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase shares from us, are several and not joint. The underwriting agreement provides that the underwriters have agreed to purchase all of the firm shares if any of them are purchased.

The underwriters initially propose to offer the shares to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the shares to selected dealers at the public offering price minus a concession of up to $8.47875 per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to 337,500 additional shares of our common stock from us at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and less an amount per share equal to any per share dividends that are paid or payable by us on the shares reflected in the preceding table but that are not payable on the shares purchased on exercise of this option. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any additional shares are purchased with this option, the underwriters will purchase such additional shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the firm shares are being offered.

The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters in connection with this offering. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option exercise	With full option exercise
Per share	$14.13125	$14.13125
Total	$31,795,313	$36,564,609

We estimate that the expenses for this offering payable by us (other than the underwriting discounts and commissions set forth in the table above) will be approximately $0.6 million. The underwriters have agreed to reimburse us for certain expenses relating to this offering.

We have agreed that, without the prior written consent of each of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (the “lock-up agents”), we will not, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to take any of the foregoing actions; or

•

enter into, or publicly disclose the intention to enter into, any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock or any such other securities, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

In addition to certain limited exceptions, the restrictions described in the immediately preceding paragraph do not apply to certain transactions, including, among other things: the issuance of the shares offered hereby; issuances of shares of common stock pursuant to certain equity incentive plans and employee stock purchase plans; the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to such equity incentive plans or employee stock purchase plans; or, subject to certain restrictions, the sale or acquisition of up to 10% of our shares of common stock outstanding following the completion of this offering in connection with acquisitions of one or more businesses, products or technologies or in connection with joint ventures, commercial relationships or other strategic transactions.

Our directors and executive officers have agreed that, without the prior written consent of the lock-up agents, they will not, during the restricted period:

•

offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, any shares of common stock or any securities convertible into, or exercisable or exchangeable for shares of common stock, owned directly by the director or executive officer or with respect to which the director or executive officer has beneficial ownership within the rules of the SEC, or publicly disclose the intention to take any of the foregoing actions (whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise);

•

enter into, or publicly disclose an intention to enter into, any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise); or

•	make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

Subject to limited exceptions, the restrictions described in the immediately preceding paragraph do not apply to certain transactions, including, among other things: transfers of common stock as a charitable contribution up to an aggregate of 2,000 shares of common stock for each director or executive officer; transfers of common stock as a bona fide gift or gifts; transfers of common stock to certain immediate family members of such director or executive officer or to any trust for the direct or indirect benefit of such director, officer or immediate family member; transfers of common stock to entities controlled by, or under common control with, such director or executive officer or their immediate family members; transfers of common stock in connection with testamentary distributions or pursuant to intestate succession; distributions of common stock to the stockholders, partners or members of such director or executive officer; transfers of common stock pursuant to domestic relations orders, divorce decrees or court orders; transfers of common stock, or withholding of common stock by us, in connection with vesting events under certain stock incentive plans or stock purchase plans to cover certain tax withholding obligations and tax liabilities or, subject to certain restrictions, in connection with the exercise of existing options to purchase common stock; subject to certain restrictions, transfers of common stock to us under certain employment agreements; a change of control shall have occurred; or the establishment or entry into certain trading plans pursuant to Rule 10b5-1 under the Exchange Act for the sales or disposition of shares of common stock, and transactions made pursuant to the terms of trading plans pursuant to Rule 10b5-1 under the Exchange Act in existence on the date of this prospectus supplement.

In addition, in the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the shares of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of the shares of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares of our common stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market compared to the price at which the underwriters may purchase shares of our common stock through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares of our common stock in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares of our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares of our common stock as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.

Certain of the underwriters or their affiliates are advising us and the seller, respectively, in the Potential Acquisition, for which they expect to receive customary compensation from us and the seller, respectively.

Certain of the underwriters and their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. Certain of the underwriters or their affiliates act as sales agents under our “at-the-market” program and/or have acted as underwriters for prior offerings of our common stock. Certain affiliates of the underwriters act as lenders and/or agents under our existing credit facilities. Certain of the underwriters have acted as underwriters for our existing senior notes and certain underwriters and their affiliates may from time to time hold our senior notes for their own account. To the extent we use the net proceeds of this offering to reduce indebtedness outstanding under our credit facilities or our senior notes, such underwriters or affiliates thereof, as applicable, will receive a pro rata portion of such payments. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their affiliates are customers of ours and engage in transactions with us or our affiliates in the ordinary course of business. Certain of the underwriters or their affiliates have lending relationships with us. Certain of the underwriters or their affiliates routinely hedge, certain of the underwriters or their affiliates are likely to hedge and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no share of our common stock has been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock, which prospectus has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity that is a qualified investor as defined under the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstance falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares referred to in (A) to (C) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 16 of the Prospectus Regulation.

Each person located in a Relevant State to whom any offer of shares is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that (1) it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters have been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Company nor any of the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within

Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity to which this document relates may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

The Company has not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person.

This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus supplement as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. The Company has not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus supplement schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except in compliance with the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law; or

(f)	as specified in Section 276(7) of the SFA.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Legal Matters

The legality of the common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon our qualification and taxation as a REIT. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•

our Definitive Proxy Statement on Schedule 14A filed on April 27, 2020, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019; and

•	our Current Reports on Form 8-K filed on January 7, 2020, February 21, 2020, March 3, 2020, March 9, 2020, April 15, 2020 and April 21, 2020.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:

Equinix, Inc.

One Lagoon Drive

Redwood City, CA 94065 Attn: Investor Relations

PROSPECTUS

Equinix, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2017

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated, the terms “Equinix,” the “company,” “us,” “we” and “our” refer to Equinix, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

i

EQUINIX, INC.

Equinix, Inc. connects approximately 9,500 companies directly to their customers and partners inside the world’s most interconnected data centers. Today, businesses leverage the Equinix interconnection platform in 48 strategic markets across the Americas, Asia-Pacific, and Europe, Middle East and Africa (EMEA). Equinix operates as a real estate investment trust for federal income tax purposes (“REIT”).

Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Other information about us is also on our website at www.equinix.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•

Current Reports on Form 8-K filed on January 9, 2017, February  22, 2017, March  2, 2017, March  14, 2017, March  22, 2017, May  1, 2017, June  2, 2017, June 12, 2017, July  19, 2017, August  3, 2017, August  4, 2017, August  16, 2017, September  11, 2017 and September  20, 2017 and our Current Reports on Form 8-K/A filed on March  7, 2017 and November 7, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•

Annual Report on Form 10-K for the year ended December  31, 2016, including portions of our Definitive Proxy Statement on Schedule 14A filed on April 21, 2017, to the extent specifically incorporated by reference into such Annual Report on Form 10-K; and

•

The description of our outstanding Common Stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:

Equinix, Inc.

One Lagoon Drive

Redwood City, CA 94065

Attn: Investor Relations

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	Nine Months Ended	Years Ended
	September 30, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Ratio of earnings to fixed charges	1.4x	1.3x	1.6x	1.2x	1.4x	1.6x

In calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) from continuing operations before income tax expense and fixed charges. Fixed charges consist of interest expense, including such portion of rental expense that was attributed to interest, and amortization of capitalized interest. The portion of rent expense that was attributed to interest represents a reasonable approximation of the interest factor. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.

Authorized Capital Stock

Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share. At September 30, 2017, there were issued and outstanding:

•	78,233,670 shares of our common stock (not counting shares held in treasury);

•	employee restricted stock units for an aggregate of 1,318,587 shares of our common stock;

•	employee stock options to purchase an aggregate of 6,896 shares of our common stock; and

•	zero shares of our preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EQIX.”

Preferred Stock

Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.

When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Restrictions on Ownership and Transfer

To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.

These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.

For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.

The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.

In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.

Our certificate of incorporation further prohibits:

•

any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware law

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and bylaws:

•	permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•

provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

•

permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

•

provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 25% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.

Delaware Takeover Statute. We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the NASDAQ Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.

Forum Selection

Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue will constitute either senior or subordinated debt of Equinix. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Equinix, the trustees, the warrant agents, the unit agents or any other agent of Equinix, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 120 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Equinix and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	in short or long transactions;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Equinix, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If Equinix and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Equinix and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

Equinix and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Equinix at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Equinix and/or the selling securityholders, if applicable, to indemnification by Equinix and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Equinix and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on The NASDAQ Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Certain tax matters will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Equinix, Inc.’s Current Report on Form 8-K dated August 3, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the Prospectus by reference to the Annual Report on Form 10-K of Equinix, Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical consolidated financial statements of Telecity Group Limited (formerly Telecity Group plc) as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015 included as Exhibit 99.2 of Equinix, Inc.’s Current Report on Form 8-K/A dated March 7, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The abbreviated financial statements of Verizon Communications Inc.’s (“Verizon”) Selected Sites of Verizon’s Colocation and Data Center Interconnect Operations (“Group”), which comprise the Statements of Assets Acquired and Liabilities Assumed as of December 31, 2016 and 2015 and the related Statements of Net Revenues and Direct Expenses for each of the three years in the period ended December 31, 2016 (“Abbreviated Statements”) appearing in Equinix, Inc.’s Current Report on Form 8-K/A dated March 7, 2017 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such Abbreviated Statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.